Exhibit 99

Family Dollar Reports Second Quarter Financial Results

  Second Quarter Diluted EPS of $0.67; Adjusted Second Quarter Diluted EPS of $0.74
  Second Quarter Comparable Store Sales Increased 0.5%
  March Comparable Store Sales Increased 3.7%

MATTHEWS, N.C.--(BUSINESS WIRE)--April 8, 2015--Family Dollar Stores, Inc. (NYSE: FDO) today reported that net income per diluted share in the second quarter of fiscal 2015 ended February 28, 2015, was $0.67 compared to $0.80 in the second quarter of fiscal 2014 ended March 1, 2014. Excluding fees related to the pending merger with Dollar Tree, Inc. (NASDAQ: DLTR), second quarter fiscal 2015 net income per diluted share was $0.74. The tables included in this press release provide a reconciliation of GAAP to non-GAAP measures.

“We continue to see tangible benefits from the investments we have made to strengthen our value proposition for customers. Our comparable store sales and customer traffic trends are improving, and we are beginning to see stabilization in key categories. While our trends in late-February were adversely impacted by severe winter weather, our sales trends in March rebounded nicely, reflecting both improved traffic trends and the benefit of an earlier Easter,” said Howard R. Levine, Chairman and CEO. “We are excited about the pending merger with Dollar Tree, and our teams are working to ensure a successful integration.”

Second Quarter Results

Total net sales in the second quarter of fiscal 2015 increased 3.0% to $2.80 billion from $2.72 billion in the second quarter of fiscal 2014. Comparable store sales for the 13-week period increased 0.5% as a result of an increase in the number of customer transactions which was offset by a decrease in the average customer transaction value.

Net sales of Consumables increased 4.6% in the second quarter of fiscal 2015 and represented 72.3% of total net sales, compared to 71.1% of net sales in the second quarter of fiscal 2014. Net sales of Discretionary categories (including apparel and accessories, home products, and seasonal and electronics) decreased 1.0% in the second quarter of fiscal 2015 to 27.7% of net sales, compared to 28.9% of net sales in the second quarter of fiscal 2014.

Gross profit for the second quarter of fiscal 2015 increased to $931.1 million, or 33.3% of net sales, compared to $902.3 million, or 33.2% of net sales, in the second quarter of fiscal 2014. As a percentage of sales, the benefit of lower markdowns was partially offset by increased sales of lower-margin consumables.

Selling, general and administrative (“SG&A”) expenses in the second quarter of fiscal 2015 were $805.3 million, or 28.8% of sales, as compared to $762.0 million, or 28.1% of sales, in the second quarter of fiscal 2014. Reflecting the modest increase in comparable stores sales, many expenses deleveraged in the quarter. The increase in SG&A, as a percentage of net sales, was primarily a result of higher store occupancy costs, higher store payroll expense, and higher insurance expense. The impact of these increases was partially offset by lower corporate payroll in the second quarter of fiscal 2015 as compared to the second quarter of fiscal 2014.

Operating profit for the second quarter of fiscal 2015 was $117.5 million or 4.2% of sales. In the second quarter of fiscal 2015, the Company incurred $8.2 million in expenses related to the Company’s pending merger with Dollar Tree. Excluding these merger expenses, adjusted operating profit in the second quarter of fiscal 2015 was $125.8 million, or 4.5% of sales, as compared to $140.3 million, or 5.2% of sales, in the second quarter of fiscal 2014.

The effective tax rate in the second quarter of fiscal 2015 was 35.1% compared to 35.3% in the second quarter of fiscal 2014. Higher federal job tax credits were partially offset by non-deductible expenses associated with the pending merger with Dollar Tree. Various federal jobs tax credit programs expired at the end of calendar 2013 but were retroactively reinstated in the second quarter of fiscal 2015.

Net income in the second quarter of fiscal 2015 was $76.7 million. Adjusted net income for the second quarter of fiscal 2015 was $84.9 million, excluding fees related to the Company’s pending merger with Dollar Tree, compared with $90.9 million in the second quarter of fiscal 2014.

Merchandise Inventories

The Company’s merchandise inventories at February 28, 2015, increased 3.5% to $1.72 billion compared with $1.66 billion at March 1, 2014. Average inventory per store at the end of the second quarter of fiscal 2015 was approximately 3% higher than the average inventory per store at the end of the second quarter of fiscal 2014. The increase in average inventory per store was primarily the result of the Company’s expanded assortment of tobacco and food.

Capital Expenditures

Capital expenditures were $176.5 million in the first half of fiscal 2015 as compared to $219.7 million in the first half of fiscal 2014. The reduction in capital expenditures was primarily due to fewer new store openings and a reduction in technology investments. These reductions were partially offset by increased investments in security equipment and merchandise fixtures in existing stores.

During the first half of fiscal 2015, the Company opened 161 new stores and closed 19 stores as compared to 244 new store openings and 22 closings in the first half of fiscal 2014. The Company also renovated, relocated or expanded 291 stores in the first half of fiscal 2015, as compared to 319 stores in the first half of fiscal 2014.

Dollar Tree Merger Update

On January 22, 2015, Family Dollar stockholders adopted the merger agreement with Dollar Tree, Inc. The completion of the merger remains subject to Federal Trade Commission (“FTC”) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other closing conditions. Dollar Tree, with support from Family Dollar, is continuing to work with the FTC to obtain clearance under the HSR Act, including in connection with arranging for divestitures. Dollar Tree has informed Family Dollar that Dollar Tree intends to close the merger by the end of May 2015.

In light of the pending transaction, the Company has not provided earnings guidance for fiscal 2015 and will not hold a conference call to discuss its second quarter results.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the pending merger between Dollar Tree and Family Dollar, on October 28, 2014, the Securities and Exchange Commission (SEC) declared effective Dollar Tree’s registration statement on Form S-4 that included a definitive proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. On October 28, 2014, Family Dollar commenced mailing the definitive proxy statement/prospectus to stockholders of Family Dollar, and on January 22, 2015, the Family Dollar stockholders adopted the Dollar Tree Merger Agreement. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree are available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar are available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the pending transaction, the benefits, results, effects, timing and certainty of the pending transaction, future financial and operating results, expectations concerning the antitrust review process for the pending transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the pending merger include, among others: the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; the risk that the financing required to fund the merger is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the merger; response by activist stockholders to the merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the merger; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended November 29, 2014, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

About Family Dollar Stores, Inc.

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise, appeals to shoppers in more than 8,100 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Second Quarter Ended
	February 28, 2015	% of Net Sales	March 1, 2014	% of Net Sales
(in thousands, except per share amounts)
Net sales	$2,798,268	100.0%	$2,716,621	100.0%
Cost of sales	1,867,181	66.7%	1,814,327	66.8%
Gross profit	931,087	33.3%	902,294	33.2%
Selling, general and administrative expenses	805,309	28.8%	762,037	28.1%
Merger fees	8,230	0.3%	—	0.0%
Operating profit	117,548	4.2%	140,257	5.2%
Investment income	70	0.0%	46	0.0%
Interest expense	7,357	0.3%	7,374	0.3%
Other income	7,975	0.3%	7,528	0.3%
Income before income taxes	118,236	4.2%	140,457	5.2%
Income taxes	41,530	1.5%	49,588	1.8%
Net income	$76,706	2.7%	$90,869	3.3%

Net income per common share - basic	$0.67		$0.80
Weighted average shares - basic	114,468		113,788

Net income per common share - diluted	$0.67		$0.80
Weighted average shares - diluted	114,680		114,141

Dividends declared per common share	$-		$0.26

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the First Half Ended
	February 28, 2015	% of Net Sales	March 1, 2014	% of Net Sales
(in thousands, except per share amounts)
Net sales	$5,354,690	100.0%	$5,216,312	100.0%
Cost of sales	3,570,656	66.7%	3,457,177	66.3%
Gross profit	1,784,034	33.3%	1,759,135	33.7%
Selling, general and administrative expenses	1,578,736	29.5%	1,498,559	28.7%
Merger fees	17,091	0.3%	—	0.0%
Operating profit	188,207	3.5%	260,576	5.0%
Investment income	100	0.0%	104	0.0%
Interest expense	15,017	0.3%	14,297	0.3%
Other income	15,939	0.3%	14,934	0.3%
Income before income taxes	189,229	3.5%	261,317	5.0%
Income taxes	71,146	1.3%	92,421	1.8%
Net income	$118,083	2.2%	$168,896	3.2%

Net income per common share - basic	$1.03		$1.48
Weighted average shares - basic	114,312		114,186

Net income per common share - diluted	$1.03		$1.47
Weighted average shares - diluted	114,577		114,613

Dividends declared per common share	$0.31		$0.52

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	February 28,	March 1,
(in thousands, except per share and share amounts)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$167,483	$157,199
Short-term investment securities	3,995	15,007
Restricted cash and investments	31,020	34,031
Merchandise inventories	1,718,807	1,660,798
Deferred income taxes	41,050	32,736
Income tax refund receivable	65,984	34,769
Prepayments and other current assets	216,174	197,226
Total current assets	2,244,513	2,131,766

Property and equipment, net	1,687,799	1,778,153
Investment securities	—	16,557
Other assets	72,681	76,328

Total assets	$4,004,993	$4,002,804

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$108,000	$296,000
Current portion of long-term debt	185,200	16,200
Accounts payable	752,122	745,747
Accrued liabilities	313,433	319,053
Income taxes	4,755	4,943
Total current liabilities	1,363,510	1,381,943

Long-term debt	299,101	484,150
Other liabilities	307,587	290,279
Deferred gain	218,410	210,835
Deferred income taxes	45,659	28,172
Commitments and contingencies	—	—

Shareholders' Equity:
Preferred stock, $1 par; authorized and
unissued 500,000 shares	—	—
Common stock, $.10 par; authorized
600,000,000 shares	12,124	12,060
Capital in excess of par	354,163	322,424
Retained earnings	1,806,777	1,679,010
Accumulated other comprehensive loss	(320)	(1,611)
Common stock held in treasury, at cost	(402,018)	(404,458)
Total shareholders' equity	1,770,726	1,607,425

Total liabilities and shareholders' equity	$4,004,993	$4,002,804

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the First Half Ended
(in thousands)	February 28. 2015	March 1, 2014
Cash flows from operating activities:
Net income	$118,083	$168,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,416	126,835
Amortization of deferred gain	(9,544)	(8,422)
Lease obligations on closed stores due to restructuring	(11,780)	—
Merger fees	(10,306)	—
Deferred income taxes	39,417	12,219
Excess tax benefits from stock-based compensation	(3,691)	(5,434)
Stock-based compensation	5,380	10,151
Loss on disposition of property and equipment	3,771	7,015
Changes in operating assets and liabilities:
Merchandise inventories	(108,875)	(193,782)
Prepayments and other current assets	(34,351)	(35,679)
Other assets	(4,084)	1,644
Accounts payable and accrued liabilities	(23,794)	48,706
Income taxes	(1,526)	(21,310)
Other liabilities	1,685	1,085
Net cash provided by operating activities	102,801	111,924

Cash flows from investing activities:
Purchases of investment securities	(11,997)	(45,490)
Sales of investment securities	15,901	62,238
Net change in restricted cash	(344)	139
Capital expenditures	(176,515)	(219,691)
Net proceeds from sale-leaseback	25,335	19,222
Proceeds from dispositions of property and equipment	970	344
Net cash used in investing activities	(146,650)	(183,238)

Cash flows from financing activities:
Short-term borrowings	979,000	1,318,000
Repayment of short-term borrowings	(871,000)	(1,022,000)
Repayment of long-term debt	(16,200)	(16,200)
Repurchases of common stock	—	(125,038)
Changes in cash overdrafts	(7,184)	(26,328)
Proceeds from exercise of employee stock options	18,521	13,157
Excess tax benefits from stock-based compensation	3,691	5,434
Payment of dividends	(35,336)	(59,511)
Net cash provided by financing activities	71,492	87,514

Net change in cash and cash equivalents	27,643	16,200
Cash and cash equivalents at beginning of period	139,840	140,999
Cash and cash equivalents at end of period	$167,483	$157,199

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

RECONCILIATION OF NON-GAAP DISCLOSURES:
	For the Second Quarter Ended
(in thousands, except per share amounts)	February 28, 2015	March 1, 2014

Operating profit	$117,548	$140,257
Merger fees	8,230	—
Adjusted operating profit	$125,778	$140,257

Net income	$76,706	$90,869
After-tax impact of merger fees	8,230	—
Adjusted net income	$84,936	$90,869

Diluted net income per common share	$0.67	$0.80
Per share impact of merger fees	0.07	—
Adjusted diluted net income per common share	$0.74	$0.80

	For the First Half Ended
(in thousands, except per share amounts)	February 28, 2015	March 1, 2014

Operating profit	$188,207	$260,576
Merger fees	17,091	—
Adjusted operating profit	$205,298	$260,576

Net income	$118,083	$168,896
After-tax impact of merger fees	17,091	—
Adjusted net income	$135,174	$168,896

Diluted net income per common share	$1.03	$1.47
Per share impact of merger fees	0.15	—
Adjusted diluted net income per common share	$1.18	$1.47

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY CATEGORY:
	For the Second Quarter Ended
(in thousands)	February 28, 2015	March 1, 2014	% Change
Consumables	$2,022,157	$1,932,446	4.6%
Discretionary
Home products	274,293	281,779	-2.7%
Apparel and accessories	180,052	183,608	-1.9%
Seasonal and electronics	321,766	318,788	0.9%
	776,111	784,175	-1.0%

TOTAL SALES	$2,798,268	$2,716,621	3.0%

	For the First Half Ended
(in thousands)	February 28, 2015	March 1, 2014	% Change
Consumables	$3,959,909	$3,805,542	4.1%
Discretionary
Home products	503,263	522,275	-3.6%
Apparel and accessories	349,829	355,132	-1.5%
Seasonal and electronics	541,689	533,363	1.6%
	1,394,781	1,410,770	-1.1%

TOTAL SALES	$5,354,690	$5,216,312	2.7%

STORES IN OPERATION:
	For the First Half Ended
	February 28, 2015	March 1, 2014	% Change
Beginning Store Count	8,042	7,916
New Store Openings	161	244
Store Closings	(19)	(22)
Ending Store Count	8,184	8,138	0.6%

Renovations, relocations and expansions	291	319

Total Selling Square Footage (000s)	59,207	58,533	1.2%

CONTACT:
FAMILY DOLLAR CONTACTS:
INVESTOR CONTACT:
Kiley F. Rawlins, CFA
704-708-2858
krawlins@familydollar.com
or
MEDIA CONTACT:
Bryn Winburn, 704-708-1653
bwinburn@familydollar.com